EXHIBIT 23.10


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-8 to Form S-4 of Cendant Corporation of our report dated April 25, 1996 relating to the consolidated financial statements of Avis, Inc., appearing in HFS Incorporated's Current Report on Form 8-K, dated August 29, 1996, as amended (Form 8-K). The Form 8-K is incorporated by reference in the Joint Proxy Statement/Prospectus of CUC International and HFS Incorporated dated August 28, 1997.


/s/ Price Waterhouse LLP

New York, New York
December 16, 1997